SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 14, 2001

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                                   KROLL INC.
            (Exact name of registrant as specified in its charter)



             Ohio                        000-21629                31-1470817
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)



       900 Third Avenue
         New York, NY                                              10022
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(Address of principal executive offices)                         (Zip code)


Registrant's telephone number, including area code:  (212) 593-1000


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Item 5.  Other Events.

         As previously disclosed in the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, on November 14, 2001 Kroll Inc. ("Kroll") obtained new financing of $30.0 million in the form of Senior Secured Subordinated Convertible Notes due 2006 (the "Convertible Notes"). On November 14, 2001 Kroll issued $25.0 million of Convertible Notes and will issue an additional $5.0 million of Convertible Notes on November 21, 2001.

         The form of Convertible Notes and the documents relating to the issuance of the Convertible Notes are filed as exhibits to this Form 8-K and are listed below.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

    (c)  Exhibits

   4.1 Securities Purchase Agreement dated as of November 14, 2001 among Kroll Inc. and the Investors listed therein (the "Investors").

   4.2 Registration Rights Agreement dated as of November 14, 2001 among Kroll Inc. and the Investors.

   4.3   Form of Senior Secured Subordinated Convertible Note.

   4.4 Pledge Agreement dated as of November 14, 2001 by Kroll Inc. to Palisade Concentrated Equity Partnership, L.P., as collateral agent for the Investors.

   4.5 Security Agreement dated as of November 14, 2001 between Kroll Inc. and Palisade Concentrated Equity Partnership, L.P., as collateral agent for the Investors.







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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      KROLL INC.



                                      By: /s/ Nazzareno Paciotti
                                          ------------------------------
                                      Name:  Nazzareno Paciotti
                                      Title: Chief Financial Officer



Date:  November 19, 2001






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